An offering statement pursuant to Regulation A (17 CFR 230.251, et seq.) relating to the securities described herein (the “Securities”) has been filed with the U.S. Securities and Exchange Commission. Information contained in this preliminary offering circular (the “Preliminary Offering Circular”) is subject to completion or amendment. The Securities may not be sold nor may offers to buy be accepted before the Offering Statement is qualified. This Preliminary Offering Circular will not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of the Securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. The issuer of the Securities may elect to satisfy its obligation to deliver a final offering circular (“Final Offering Circular”) by sending you a notice within two business days after the completion of its sale to you that contains the uniform resource locator where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular (Subject to Completion)

PART II – INFORMATION REQUIRED IN OFFERING CIRCULAR

ITEM 1.

COVER PAGE OF PRELIMINARY OFFERING CIRCULAR

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:

As soon as practicable after the date as of which the Offering Statement has been qualified by the Commission

RideBay Technologies, Inc.

2064 Marazzani Dr,

Martinez, CA 94553

+1.925. 250. 4282

www.RideBay.io (the contents of which do not constitute part of this Offering Circular))

Up to 500,000 Shares of Common Stock

Aggregate Offering Amount: $5,000,000

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RideBay Technologies, Inc. a Wyoming corporation (“we,” “us,” “our,” or the “Company”), is conducting a Regulation A Tier 2 offering (this “Offering”) of 500,000 shares of Common Stock at $10.00 per share (the “Shares”). The aggregate amount of gross proceeds we are seeking to raise is Five Million dollars ($5,000,000). There is no minimum number of shares that must be sold in order to close this offering and thus no escrow account is being utilized. Accordingly, all funds raised in this Offering will become immediately available to us and may be used as they are accepted. Investors will not be entitled to a refund and could lose their entire investment. See “Plan of Distribution” beginning on page 13 and “Securities Being Offered” beginning on page 26. We are a startup and the purchase price per share bears no relationship to our book value or any other measure of our current value or worth.

The offering will begin as soon as practicable after this offering statement has been qualified by the Securities and Exchange Commission (the “SEC”). This offering will terminate at the earlier of: (1) the date on which the maximum offering amount has been sold, (2) the date which is one year after this offering has been qualified by the SEC, (3) the date on which the offering is extended by a resolution of the Board or (4) the date on which this offering is earlier terminated by us in our sole discretion.

This offering is being conducted on a “best efforts” basis pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, or the Securities Act, for Tier 2 offerings and there is no minimum offering amount. We plan to hold a series of closings at which we and investors will execute subscription documents, we will receive the funds from investors and issue the shares to investors. See “Plan of Distribution” and “Securities Being Offered” for a description of our capital stock.

		Underwriting
		Discount and	Proceeds to	Proceeds to
	Price to Public	Commissions	Issuer	Other Persons

Per Share	$10.00	$0.00	$10.00	$0.00
Total Maximum	$5,000,0000	$500,000	$4,500,000	$0.00

(1)	The above table assumes that we will raise all the $5,000,000 without the assistance of a broker-dealer FINRA member firm.

(2)	We reserve the right to use commissioned sales agents or underwriters in addition to our self-underwriting plan of distribution.

(2)	The amounts shown are before deducting offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, selling and other costs incurred in this offering. See Use of Proceeds table page 17 for detailed projected uses of proceeds, including legal and accounting costs for the Offering.

The Offering is being conducted by our officers, directors and employees in reliance on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Our executive officers, directors and employees will not receive any commission or any other remuneration for any sales of Shares. We may also offer the shares herein through broker-dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”). As of the date of this Offering Circular, (i) no selling agreements had been entered into by us with any broker-dealer firms. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-qualification amendment to the offering circular to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA would have to approve the terms of the underwriting compensation before the broker-dealer may participate in the offering. To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction. We are also subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

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We estimate the commission to broker-dealers will be about 10% of the gross offering. If we sell all the shares in this Offering through broker-dealers, we estimate that the aggregate gross proceeds to us will be $4,430,000 which we arrived at by subtracting $500,000 in projected broker-dealer commissions, and $70,000 in projected offering expenses from $5,000,000in gross offering amount.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and, as such, may elect to comply with certain reduced reporting requirements for this Registration Statement and future filings after this Offering.

The Company is an early-stage company. As of the date of this Offering Circular, no public market exists for the Shares, and no such public market may ever develop. If it does, it may not be sustained. As of the date of this Offering Circular, our Common Stock is not traded on any exchange or on the over-the-counter market, and we can provide no assurance that it will ever be quoted on a stock exchange or a quotation service. We anticipate that proceeds from this Offering will be employed as outlined in “Use of Proceeds” and “Description of Business.” For more information on the see “Securities Being Offered.”

These are speculative securities. Investing in them involves significant risks. You should invest in them only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 8.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

This offering circular is following the offering circular format described in Part II (a)(1)(i) of Form 1-A.

Offering Circular Dated August 31, 2021

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Implications of being an Emerging Growth Company

As an issuer with less than $1 billion in total gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). This will be significant if and when we become subject to the ongoing reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”). An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, we:

We intend to take advantage of all these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards, and hereby elect to do so. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act or until such earlier time, if any, as we no longer meet the definition of an emerging growth company. We would no longer be an emerging growth company if our revenues exceeded $1.07 billion; if we issued more than $1.0 billion in nonconvertible debt in a three-year period; or if the market value of our Common Stock held by the public exceeded $700 million as of our fiscal year-end.

We do not intend to register a class of securities under Section 12 of the Exchange Act.

 THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART, AND ITS USE FOR ANY PURPOSE OTHER THAN AN INVESTMENT IN THE SECURITIES IS NOT AUTHORIZED AND IS PROHIBITED.

THIS OFFERING IS SUBJECT TO WITHDRAWAL OR CANCELLATION BY THE COMPANY AT ANY TIME AND WITHOUT NOTICE. THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART NOTWITHSTANDING TENDER OF PAYMENT OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE NUMBER OF SECURITIES SUBSCRIBED FOR BY SUCH INVESTOR.

THE OFFERING PRICE OF THE SECURITIES HAS BEEN DETERMINED BY THE COMPANY AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

ADVICE OF FORWARD-LOOKING STATEMENTS

Certain statements in this Offering Circular constitute forward-looking statements. When used in this Offering Circular, the words “may,” “will,” “should,” “project,” “anticipate,” “believe,” “estimate,” “intend,” “expect,” “continue,” and similar expressions or the negatives thereof are generally intended to identify forward-looking statements. Such forward-looking statements, including the intended actions and performance objectives of the Company, involve known and unknown risks, uncertainties, and other important factors that could cause the actual results, performance, or achievements of the Company and its development of the RideBay Technologies Platform (as defined in “Summary of Offering”) to differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements. No representation or warranty is made as to future performance or such forward-looking statements. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectation with regard thereto or any change in events, conditions, or circumstances on which any such statement is based.

You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those that we anticipate and that are expressed or implied by the use of such forward-looking statements and, for many reasons, are subject to certain risks. All forward-looking statements in this Offering Circular speak only as of this Offering Circular’s date, based on information available to us (taking into consideration that certain information is unknown or not available to us) as of the date hereof, and we assume no obligation to update any forward-looking statement or information contained in this Offering Circular.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with any information other than the information contained in this offering circular. The information contained in this offering circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this offering circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this offering circular. This offering circular will be updated and made available for delivery to the extent required by the federal securities laws.

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ITEM 2

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ITEM 3.

SUMMARY OF OFFERING

This Summary of Offering highlights information contained elsewhere in this Offering Circular and does not contain all of the information you should consider before investing in the Shares. Before making an investment decision, you should read the entire Offering Circular carefully, including the “Risk Factors” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section, the financial statements and the notes to the financial statements. An investment in the Shares presents substantial risks and you could lose all or substantially all of your investment.

Our Company, Industry and Overview

RideBay Technologies, Inc, (the “Company”, “we” “us” or “our”) was incorporated in the State of Wyoming on June 11, 2021 and filed an Amended and Restated Certificate of Incorporation on August 31, 2021. We are a Silicon Valley based software startup company that is developing a revolutionary patented Artificial Intelligence “AI” driven application for ride sharing service industry with API integrated, ride share aggregating, car sharing/rental and peer to peer driverless technology with the ability to summon/request driverless vehicles. Specifically, our integrated API serves the car marketplace for P2P (peer to peer) rentals with price aggregating platform, similar to the services Priceline, Trivago, Kayak and Orbitz for the travel industry, while also offering consumers the ability to find rentals from privately owned vehicles and from companies such as Hertz, et. al. Our application provides consumers the ability to find and pick up Driverless Automated vehicles, integrates call connections with all autonomous vehicles built by i.e., Tesla, Nio, Lucid, Ford, and others and allows driverless vehicle owners the ability to make their self-driving vehicles available to network of users for round the clock rentals and revenue earnings when such vehicles would ordinarily be sitting idle in the garage or the office parking lot. AI powered self-driving cars have been making remarkable progress in the automobile industry, with sales expected to reach over $300 billion by 2030. According to Allied Market Research, the electric vehicle market will hit $567.3 billion by 2025 (22.3% CAGR)1.

Car-sharing programs like Uber and Lyft are expected to use autonomous technologies heavily, and Amazon has been investing million exploring the possibilities in autonomous technologies for the deliveries of its over 25 million packages sent out daily.2 We are positioning ourselves to be a major player in this emerging marketplace.

Our founder, Wais Asefi, is a technology entrepreneur and founder of Textmunication Holdings, Inc., an automated messaging software company. We see an opportunity to deploy Textmunication’s established network and technology to enter the autonomous transportation industry in its infancy. RideBay intends to integrate the established marketing resources and SMS technology of Textmunication with an application that seamlessly connects users to self-driving vehicle for-hire solutions. Our goal is to transform the way transportation services and logistics are delivered with ground-breaking, eco-friendly, autonomous cars that utilize computing power, digital mapping, global positioning system (GPS), and sensor systems to provide the most reliable transit available.

RideBay Technologies, Inc. intends to initially penetrate the Los Angeles Metropolitan Area market with an industry- first exclusive hub for electric, autonomous transportation where users can access multiple platforms through its fare aggregator application for ride sharing, ride service hailing, transportation, and logistics. RideBay believes its platform will create synergies with driverless transportation networks and tech companies dedicated to delivery-based services looking to expand their offerings. We hope our technology will move ride sharing and logistics into the future, reducing the industry’s carbon footprint on the environment with all electric solutions. As a fare aggregator (like Priceline, Trivago, Kayak or Orbitz), RideBay hopes not only to provide the most efficient, responsive and responsible ride sharing, but the most affordable solution in the industry.

1 See https://www.alliedmarketresearch.com/autonomous-vehicle-market.

2See https://www.wsj.com/articles/how-electric-self-driving-cars-and-ride-hailing-will-transform-the-car-industry-11619189966

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The Company is offering 500,000 shares of Common Stock (the “Shares”) at $10.00 per share subject to the conditions set forth in (“Securities Being Offered”) on a “best efforts” basis. As of the date of this Offering Circular, there is no public market for the Company’s securities, and no such public market may ever develop. An investment in the Shares involves a high degree of risk. You should purchase the Shares only if you can afford to lose your entire investment (see “Risk Factors” beginning on page xx of this Offering Circular).

The offering will begin as soon as practicable after this offering statement has been qualified by the Securities and Exchange Commission (the “SEC”). This offering will terminate at the earlier of: (1) the date on which the maximum offering amount has been sold, (2) the date which is one year after this offering has been qualified by the SEC, (3) the date on which the offering is extended by a resolution of the Board or (4) the date on which this offering is earlier terminated by us in our sole discretion.

This offering is being conducted on a “best efforts” basis pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, or the Securities Act, for Tier 2 offerings and there is no minimum offering amount. We plan to hold a series of closings at which we and investors will execute subscription documents, we will receive the funds from investors and issue the shares to investors. See “Plan of Distribution” and “Securities Being Offered” for a description of our capital stock.

Tier 2 Reporting Requirements

As the Company is conducting the Offering pursuant to Regulation A Tier 2, the Company will be required to file annual, semiannual, and current reports with the Commission on an ongoing basis.

RISK FACTORS

Investing in the Shares involves a high degree of risk and many uncertainties. You should carefully consider the risks described below along with all of the other information contained in this Offering Circular, including our financial statements and the related notes, before deciding whether to purchase the Shares. If any of the adverse events described in the following risk factors, as well as other factors which are beyond our control, actually occur, our business, results of operations and financial condition may suffer significantly. If and when our Common Stock is eligible to become quoted, adverse events such as those described below could cause the trading price of the Shares to decline and could result in your losing all or part of your investment in the Shares. The following is a description of what we consider the key challenges and material risks to our business and an investment in our securities. As used herein. “Users” or “users” refers to operators or owners of driverless EVs and ride sharing and ride hailing services, including but not limited to, Uber, Lyft, etc.,

Risks associated with the Company and its business model.

We depend on key personnel.

The ability of RideBay Technologies Inc’s software (“RideBay Platform”) project team to maintain the competitive position of RideBay Platform depends to a large degree on the services of the Company’s senior management team and managers. The loss or diminution in the services of members of the senior management team or an inability to attract, retain and maintain additional senior management personnel could have a material adverse effect on the RideBay Platform. Competition for personnel with relevant expertise is intense because of the small number of qualified individuals, and that competition may seriously affect the Company’s ability to retain its existing senior management and attract additional qualified senior management personnel, which could have a significant adverse impact on the RideBay Platform.

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The Company may not successfully commercialize the RideBay Platform.

The initial version of the RideBay Platform is yet to be completed. The Company intends to complete the RideBay Platform and will continue to make changes to the specifications for any number of legitimate reasons. The RideBay Platform may not meet purchaser expectations at the time of purchase. Furthermore, the software underlying the RideBay Platform could experience malfunctions or otherwise fail to be adequately maintained, which may negatively impact the value of the Shares. Furthermore, if the Company is not successful in its efforts to demonstrate the efficacy of our software on autonomous, driverless EVs and ride sharing and ride hailing operators such as Uber, Lyft, etc., there may not be sufficient demand for the RideBay Platform, and investors could lose some or all of their entire investment.

The business model for the RideBay Platform is still evolving and may change.

The structure of the RideBay Platform is still evolving and, depending on market conditions and other trends, may be subject to additional change, including, but not limited to, changes in the revenue sharing proportions to be split between the Company and ride sharing and ride hailing operators. Potential investors should be prepared for the RideBay Platform to evolve differently from the description in this Offering Circular. The Company reserves the right, in its sole discretion, to modify how the RideBay Platform will operate in order to optimize its development.

Purchases of securities of startups, including the Company, involve a high degree of risk.

Financial and operating risks confronting startups are significant. The Company is not immune to those risks. The market in which the Company competes is highly competitive, and the percentage of companies that survive and prosper is small. Startups often experience unexpected problems in the areas of product development, marketing, financing, general management and market acceptance, among others, which frequently cannot be solved. In addition, startups may require substantial amounts of financing, which may not be available through institutional private placements, the public markets or otherwise.

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern given our lack of operating history and the fact that to date, we have generated no revenues.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company began operations on June 11, 2021 and has incurred losses since inception and has generated no revenue as of July 31, 2021. The Company’s ability to continue is dependent upon management’s plan to raise additional funds and achieve profitable operations. No assurance can be given that the Company’s management will be successful in these efforts. If the Company ceases to continue as a going concern, you will lose your entire investment.

The Company is entering a competitive industry with a clear market leader.

The Company is entering is a technology space that is likely to have dominant and well capitalized competitors. The major ride hailing and ride sharing companies are likely already developing similar our product. In that case, if we are unable to raise additional capital to effectively compete with other better capitalized entrants to the space, we will not be profitable and investors could lose some or all of their entire investment.

Our ability to build brand awareness in a highly competitive market will significantly impact whether our application becomes successful.

We believe that developing and maintaining awareness of the RideBay Platform and brand in a cost-effective manner are critical to achieving widespread acceptance of our services and are important elements in attracting users. Furthermore, we believe that the importance of brand recognition will increase as competition in our market develops. Successful promotion of our brand will depend largely on the effectiveness of our marketing efforts and on our ability to provide reliable and useful services at competitive prices. Our efforts to build our brand will involve significant expense. Brand promotion activities may not yield increased revenue, and even if they do, any increased revenue may not offset the expenses incurred in building our brand. If our efforts to promote and maintain our brand are not successful, we may fail to attract enough new subscribers to the extent necessary to realize a sufficient return on our brand-building efforts, and our business could suffer.

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The RideBay Platform may not be widely adopted and may have limited Users.

The success of the RideBay Platform depends on obtaining, retaining and expanding user base. We must convince our users of the benefits of our service and keep them convinced of the value of our service. If we cannot attract and maintain a sufficient number of users, the RideBay Platform may not be financially successful. It is possible that the RideBay Platform will not be used by a large number of users, which would negatively impact its development and therefore the potential value of the Shares.

The Company’s use of “open source” software could subject the Company to possible litigation.

A portion of the RideBay Platform incorporates so-called “open source” software, which is generally licensed by its authors or other third parties. If the Company fails to comply with the licenses’ terms, it may become subject to specified conditions, including requirements that it offer its solutions that incorporate the open-source software for no cost, that it makes available source code for modifications or derivative works it creates based upon, incorporating or using the open-source software, and that it licenses such modifications or derivative works under the terms of the particular open source license. If an author or other third party that distributes open-source software the Company uses were to allege that the Company had not complied with the conditions of one or more of these licenses, the Company could be required to incur significant legal expenses defending against such allegations and could be subject to significant damages, including being enjoined from the sale of its solutions that contain the open-source software. The Company could be subject to suits by parties claiming ownership of what it believes to be open-source software. Litigation could be costly for the Company to defend and could have a negative effect on its operating results and financial condition, requiring it to devote additional research and development resources to change its solutions.

The RideBay Platform may be the target of malicious cyberattacks or may contain exploitable flaws in its underlying code, which may result in security breaches.

The RideBay Platform’s structural foundation, the open-source protocol, the software application and other interfaces or applications built upon the RideBay Platform could be subject to malicious cyberattacks. Because the Company cannot ensure that the RideBay Platform will be uninterrupted or fully secure at all times, our users may be unwilling to access, adopt and utilize it.

If the RideBay Platform’s security is compromised or if it is subjected to attacks that frustrate or thwart or Users’ ability to access our services, Users may cut back or stop using it; such incident would cause a decline in the market price, if any, of the Shares. While the Company intends to take all steps that are commercially reasonable and customary to prevent or mitigate the impact of cyberattacks on its systems, the Company cannot guarantee that it will be successful.

Failure to comply with federal, state and international privacy and data security laws and regulations, or the expansion of current or the enactment of new privacy and data security laws or regulations, could adversely affect the Company’s business.

A variety of federal, state and international laws and regulations govern the collection, use, retention, sharing and security of consumer data. In addition, various federal, state and foreign legislative and regulatory bodies may expand current or enact new laws regarding privacy matters. Internationally, the European Union’s new General Data Protection Regulation (“GDPR”) went into effect in May 2018; similarly, the California Consumer Privacy Act (“CCPA”) went into effect in June 2018. Existing and prospective laws and regulations related to privacy and data security are evolving and our subject to potentially differing interpretations. Several online companies have incurred penalties for failing to comply with their privacy policies and practices. In addition, several states have adopted legislation that requires businesses to implement and maintain reasonable security procedures and practices to protect sensitive personal information and to provide notice to consumers in the event of a security breach. Any failure, or perceived failure, by the Company to comply with any data-related consent orders, or other federal, state or international privacy or consumer protection-related laws, regulations or industry self-regulatory principles, including the GDPR and the CCPA, could result in claims, proceedings or actions against the Company by governmental entities or others or other liabilities, any of which could adversely affect the Company’s business.

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The Company’s intellectual property rights could be unenforceable or ineffective, and the Company could be subject to claims for intellectual property infringement.

One of the Company’s most valuable assets is its intellectual property. Companies, organizations, or individuals, including competitors, may hold or obtain patents, trademarks, or other proprietary rights that would prevent, limit, or interfere with the Company’s ability to make, use, develop, sell, or market all or portions of its technology, which would make it more difficult for the Company to operate its business. These third parties may have applied for, been granted, or obtained patents that relate to intellectual property that competes with the Company’s intellectual property or technology, thereby requiring the Company to develop or obtain alternative technology, or obtain appropriate licenses under these patents, which may not be available on acceptable terms or at all. Such a circumstance may result in the Company’s having to significantly increase development efforts and resources to redesign the RideBay Platform in order to safeguard the Company’s competitive edge against competitors in the same industry. There is a risk that the Company’s means of protecting its intellectual property rights may not be adequate, and weaknesses or failures in this area could adversely affect the Company’s business or reputation, financial condition, and/or operating results.

From time to time, the Company may receive communications from holders of patents or trademarks regarding their proprietary rights. Companies holding patents or other intellectual property rights may bring suits alleging infringement of such rights or otherwise assert their rights and urge the Company to enter into licensing arrangements. In addition, if the Company is determined to have infringed upon a third party’s intellectual property rights, the Company may be required to cease operating its technology, pay substantial damages, seek a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms or at all, and/or establish and maintain alternative branding for the Company’s technology. The Company may also need to file lawsuits to protect its intellectual property rights from infringement from third parties, which could be expensive, and time-consuming; and could distract management’s attention from its core operations.

We may be significantly affected by the worldwide economic downturn due to the COVID-19 pandemic.

In December 2019, a novel strain of coronavirus that was reported to have surfaced in Wuhan, China is the cause of the disease now commonly referred to as COVID-19. It has spread to many countries, including the United States, and was declared to be a pandemic by the World Health Organization. Efforts to contain the spread of COVID-19 have intensified and the U.S., Europe and Asia have implemented severe travel restrictions and social distancing. The impacts of the outbreak are unknown and rapidly evolving. A widespread health crisis has adversely affected and could continue to affect the global economy, resulting in a protracted economic downturn that could negatively impact the value of the Shares and investor demand for the Shares generally.

The continued spread of COVID-19 has also led to severe disruption and volatility in the global capital markets, which could increase our cost of capital and/or adversely affect our ability to access the capital markets in the future and could cause a further economic slowdown or recession or other unpredictable events, any of which could adversely affect our business, results of operations or financial condition.

The extent to which COVID-19 affects our financial results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the COVID-19 outbreak and the actions to contain the outbreak or treat its impact, among others. Moreover, the COVID-19 outbreak has had and may continue to have indeterminable adverse effects on general commercial activity and the world economy, and our business and results of operations could be adversely affected to the extent that COVID-19 or any other pandemic harms the global economy generally.

Wyoming Business Corporation Act may limit liability of our directors.

Sections 17-16-856 and 17-16-831 of the Wyoming Business Corporations Act “WBCA” provides certain limitations to our officers and directors liability to shareholders lawsuit. However, regardless of the provisions of the WBCA, such provisions do not preclude the exclusive jurisdiction of the federal courts over all suits brought to enforce any duty or liability created by the Exchange Act of 1934 or the rules and regulations thereunder, nor the concurrent jurisdiction of federal and state courts over all such matters under Section 22 of the Securities Act of 1933.

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Risks associated with this Offering and the Shares

There is no direct correlation between the Offering Price of the Shares and the Company’s asset value, net worth, earnings, or any other established criteria of value.

The Offering Price of $10.00 per share has been determined by the management of the Company and bears no direct relationship to the Company’s asset value, net worth, earnings or any other established criteria of value. Therefore, the price of the Shares is not necessarily indicative of the price (if any) at which the Shares may be traded following the consummation of this Offering. Investors purchasing the Shares under the incorrect assumption of a direct correlation between Company value and the price at which the Shares are being offered for sale may be assuming more risk than intended and must clearly understand that they can lose all or any part of their investment.

The Company is unable to provide assurances that it will successfully raise the funds required to successfully continue its operations of the RideBay Platform.

Although the Company is attempting to raise $5,000,000 this Offering, it is engaging in this Offering on a “best efforts” basis and, therefore, the Company is not obligated to raise the full $5,000,000. The Company has, and will have, the right to close on one or more subscriptions for the Shares, and to immediately begin using the proceeds of such subscriptions, regardless of the amounts raised, notwithstanding that the Company may not have received subscriptions for all or even substantially all of the amounts that it is seeking to raise. Because the Company cannot ensure that it will be able to (or that it will decide to) sell all or substantially all of the Shares offered for sale in this Offering, the Company could close on substantially less than $5,000,000. If the Company decides to terminate this Offering before it has sold all the Shares initially offered for sale, it may not have sufficient capital to achieve profitability.

Even if the Company sells all the Shares in this Offering, it may need substantial additional capital to fund working capital needs. There can be no assurance that additional financing will be available to the Company on commercially reasonable or acceptable terms, or at all. In addition, if the Company incurs debt, the risks associated with its business and with owning the Common Stock could increase.

There is no public market for the Shares.

Currently, there is no public market for the Shares, and no assurance can be given that any such public market will ever develop or be sustained in the future. As a result, prospective investors should be prepared to hold the Shares for an indefinite period.

No independent valuation of the Company has been performed in determining the terms of this Offering, and the Offering Price has been arbitrarily determined by the Company and bears no relationship to the Company’s assets, earnings, book value, net tangible value, or other generally accepted criteria of value for investment.

No independent valuation of the Company has been performed in determining the terms of this Offering. The Company has determined the Offering Price arbitrarily and, therefore, the Offering Price does not necessarily bear any relationship to the Company’s assets, earnings, book value, net tangible value, or other generally accepted criteria of value for investment. The Offering Price is substantially higher than the net tangible book value per Share immediately before the commencement of this Offering; and even with the inflow of $5,000,000 in capital if this Offering is fully subscribed, the net tangible book value per Share, on a fully diluted basis, immediately after the conclusion of this Offering will still be less than the portion of the Offering Price attributable to a single Share. The Offering Price does not reflect market forces, and it should not be regarded as an indicator of any future market price of the Shares.

An investor’s ownership interest could be significantly diluted.

An investor’s ownership interest in the Company may be subject to future dilution. The Company may, and most likely will, need to raise additional capital in the future. In connection with raising such capital, the Company may issue additional Shares or other securities, which may include preferred stock that has liquidation, dividend, voting or other preferential rights that are senior to the rights of the Shares. The Company also may enter into strategic partnerships or acquisitions in the future in connection with which it may need to issue additional Shares or other securities, and it may issue additional Shares, options to purchase Shares, or other securities, to existing or future officers, directors, employees and consultants as compensation or incentives. As a result of the foregoing, a purchaser of Shares in this Offering could find its interest in the Company diluted in the future through a decrease in the purchaser’s relative percentage ownership of the Company.

11

Voting control is in the hands of a few large stockholders.

Voting control of the Company is concentrated in the hands of a small number of stockholders. You will not be able to influence our policies or any other corporate matter, including the election of directors, changes to the Company’s governance documents, expanding any employee equity or option pool, and any merger, consolidation, sale of all or substantially all of our assets, or other major action requiring stockholder approval. See “Securities Being Offered”. These few stockholders will make all major decisions regarding the Company. As a minority stockholder, you will not have a say in these decisions.

The Company may sell Shares concurrently to certain investors on more favorable terms.

Certain investors may negotiate alternative terms for the purchase of Shares (which in this Offering are being offered only as components of the Shares). The Company is under no obligation to amend and restate any particular stock purchase agreement, subscription agreement, or other selling document based on subsequent agreements executed with the Company on different terms or to notify investors of any alternative terms, including any that may be more favorable for certain investors.

ITEM 4.

DILUTION

Dilution (also known as stock or equity dilution) occurs when a company issues new stock which results in a decrease of an existing stockholder’s ownership percentage of that company. Stock dilution can also occur when holders of stock options, such as company employees, or holders of other optionable securities exercise their options. When the number of shares outstanding increases, each existing stockholder owns a smaller, or diluted, percentage of the company. Share dilution may happen anytime a company needs additional capital and issues equity securities to obtain such additional capital. Future sales of substantial amounts of our Common Stock in the public market could adversely affect the Shares’ then-prevailing market prices (if any), as well as our ability to raise equity capital in the future.

Dilution can also occur when a company issues equity as a result of an arbitrary determination of the offering price of the shares being offered. In the case of this Offering, because there is no established public market for the Shares, the Offering Price and other terms and conditions relating to the Shares have been determined by the Company arbitrarily and do not bear any necessary relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent third party has been consulted concerning the Offering Price or its fairness to investors.

From time to time after the termination of this Offering, we may issue additional Shares to raise additional capital for the Company. Any such issuances may result in dilution of then existing stockholders, including investors in this Offering. If in the future the number of Shares outstanding increases, each existing stockholder will own a smaller, or diluted, percentage of the Company, which, depending on the amount of capital raised by the issuance of the additional Shares, could render the Shares then held by stockholders less valuable than before the new issuance. Dilution may also reduce the value of existing Shares by reducing the Common Stock’s earnings per Share. There is no guarantee that dilution of Common Stock will not occur in the future.

Except as disclosed in this Offering Circular, no Common Stock, or any other form of equity in the Company, has been issued to any officer, director, promoter of the Company (or any affiliated person) in a transaction during the 12 months preceding the date of this Offering Circular, and no such person possesses any right to acquire any Common Stock or other equity in the Company, other than through this Offering. (The Company has not adopted any stock option plan, and no such plan is under consideration as of the date of this Offering Circular.) See Item 12 - “Security Ownership of Management and Certain Securityholders”.

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ITEM 5.

PLAN OF DISTRIBUTION

The Company is offering for sale up to 500,000 Shares of Common Stock, par value, $0.001 at $10.00. The Offering is being conducted by our officers, directors and employees in reliance on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Our executive officers, directors and employees will not receive any commission or any other remuneration for any sales of Shares. We may also offer the shares herein through broker-dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”). As of the date of this Offering Circular, (i) no selling agreements had been entered into by us with any broker-dealer firms. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-qualification amendment to the offering circular to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA would have to approve the terms of the underwriting compensation before the broker-dealer may participate in the offering. To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction. We are also subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock. We do not have Selling Shareholders.

We estimate the commission to broker-dealers will be about 10% of the gross offering. If we sell all the shares in this Offering through broker-dealers, we estimate that the aggregate gross proceeds to us will be $4,430,000 which we arrive by subtracting $500,000 in broker-dealer commissions, and $70,000 in offering expenses from $5,000,000 in gross offering amount.

The offering will begin as soon as practicable after this offering statement has been qualified by the Securities and Exchange Commission (the “SEC”). This offering will terminate at the earlier of: (1) the date on which the maximum offering amount has been sold, (2) the date which is one year after this offering has been qualified by the SEC, (3) the date on which the offering is extended by a resolution of the Board or (4) the date on which this offering is earlier terminated by us in our sole discretion.

This offering is being conducted on a “best efforts” basis pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, or the Securities Act, for Tier 2 offerings and there is no minimum offering amount. We plan to hold a series of closings at which we and investors will execute subscription documents, we will receive the funds from investors and issue the shares to investors. See “Plan of Distribution” and “Securities Being Offered” for a description of our capital stock.

No investor purchasing Shares will have any assurance that other purchasers will invest in this Offering. Once Shares are subscribed for, subscription funds will become available to us and may be transferred by the Company directly from our administrative account into our operating account for use as described in “Use of Proceeds” as set forth herein. Once subscriptions are accepted during the Offering Period, subscribers have no right to a return of their funds and could lose their entire investment. If the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you must

●	execute and deliver a subscription agreement; and
●	deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “RIDEBAY TECHNOLOGIES, INC.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers. See Exhibit 10.1.

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RIGHT TO REJECT SUBSCRIPTIONS

The Company reserves the right to reject any investor’s subscription in whole or in part for any reason or no reason. If any prospective investor’s subscription is rejected, all funds received from that investor will be returned without interest or deduction.

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we may use additional advertising, sales and other promotional materials in connection with this Offering. Such materials may include public advertisements and audio-visual materials, in each case only as authorized by the Company. Although any such materials will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Shares, such materials may not give a complete understanding of this Offering, the Company or the Shares and are not to be considered part of this Offering Circular. This Offering is made ONLY by means of this Offering Circular, and prospective investors must read and rely only on the information provided in this Offering Circular in connection with their decision to invest in the Shares.

Investment Limitations

Generally, no sale may be made to a natural person in this Offering if the aggregate purchase price paid is more than 10% of the greater of that person’s annual income or net worth (or, in the case of an investor that is not a natural person, if the aggregate purchase price paid is more than 10% of the greater of that person’s revenues or net assets for its most recently completed fiscal year end). Investors must answer certain questions to determine compliance with the investment limitation set forth in Rule 251(d)(2)(i)(C) of Regulation A under the Securities Act.

Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to visit www.investor.gov.

The above noted investment limitation does not apply to “accredited investors,” as that term is defined in Rule 501 under the Securities Act.

A natural person is an accredited investor if he/she meets one of the following criteria:

●	his or her individual net worth, or joint net worth with the investor’s spouse or spousal equivalent, excluding the “net value” of his or her primary residence, at the time of this purchase exceeds $1,000,000 and he or she has no reason to believe that that net worth will not remain in excess of $1,000,000 for the foreseeable future, with “net value” for such purposes being the fair value of the investor’s residence less any mortgage indebtedness or other obligation secured by the residence, but subtracting such indebtedness or obligation only if it is a liability already considered in calculating net worth[1];

[1]	For the purposes of calculating “joint net worth” in the bullet-point paragraph above, joint net worth can be the aggregate net worth of the investor and spouse or spousal equivalent. Assets need not be held jointly to be included in the calculation. Reliance on the joint net worth standard above does not require that the securities be purchased jointly.

●	he or she has individual annual income in excess of $200,000 in each of the two most recent years, or joint annual income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year;

●	he or she holds in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status; or

●	he or she is a “knowledgeable employee,” as defined in Rule 3c-5(a)(4) under the Investment Company Act of 1940 (the “Investment Company Act”), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in Section 3 of the Investment Company Act, but for the exclusion provided by either Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

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A business entity or other organization is an accredited investor if it is any of the following:

●	a corporation, limited liability company, exempt organization described in Section 501(c)(3) of the Internal Revenue Code, business trust or a partnership, which was not formed for the specific purpose of acquiring the securities offered and which has total assets in excess of $5,000,000;

●	an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, (i) if the decision to invest is made by a plan fiduciary which is either a bank, savings and loan association, insurance company, or registered investment adviser; (ii) if such employee benefit plan has total assets in excess of $5,000,000; or (iii) if it is a self-directed plan whose investment decisions are made solely by accredited investors;

●	a trust, with total assets in excess of $5,000,000, which was not formed for the specific purpose of acquiring the securities offered, and whose decision to purchase such securities is directed by a “sophisticated person” as described in Rule 506(b)(2)(ii) of Regulation D under the Securities Act;

●	certain financial institutions such as banks and savings and loan associations, registered broker-dealers, insurance companies, registered investment companies, registered investment advisers; investment advisers relying on certain registration exemptions, and “rural business investment companies”;

●	any private “business development company” as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (the “Advisers Act”);

●	any family office as defined in Rule 202(a)(11)(G)-1 under the Advisers Act with assets under management in excess of $5,000,000, that is not formed for the specific purpose of acquiring the securities offered, and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment (any such family office, “Family Office”);

●	any family client, as defined in Rule 202(a)(11)(G)-1 under the Advisers Act, of a Family Office and whose prospective investment in the issuer is directed by such Family Office;

●	any entity, of a type not listed above, which was not formed for the specific purpose of acquiring the securities offered, and which owns investments in excess of $5,000,000; or

●	any entity in which all of the equity owners are accredited investors.

Under Rule 251 of Regulation A, an investor that is neither an accredited investor nor a natural person is subject to the investment limitation and may invest funds only to the extent that they do not exceed 10% of the greater of the purchaser’s revenue or net assets for the purchaser’s most recently completed fiscal year end. A natural person that is not an accredited investor may invest funds only to the extent that they do not exceed 10% of the greater of the purchaser’s annual income or net worth.

NOTE: A natural person’s net worth is defined as the difference between total assets and total liabilities. This calculation must exclude the value of the person’s primary residence and may exclude any indebtedness secured by that residence (up to an amount equal to its value). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

As described above, in order to purchase the Shares and before the Company may accept any funds from an investor, the investor will be required to represent, to the Company’s satisfaction, that he, she, or it is either an accredited investor or is in compliance with the investment limitation described in the second preceding paragraph.

The Company, subject to compliance with Rule 255 of the Securities Act and corresponding state regulations, is permitted to generally solicit investors by using advertising mediums, such as print, radio, television and the Internet. We have plans to solicit investors using the Internet through a variety of existing Internet advertising mechanisms, such as search-based advertising, search engine optimization and our website. We will offer the Shares (i) as permitted by Rule 251(d)(1)(ii), whereby offers may be made after the Offering Statement is filed with the Commission but before it is qualified, provided that any written offers are made by means of a preliminary offering circular that complies with Rule 254 and (ii) as permitted by Rule 251(d)(1)(iii), whereby offers may be made after the Qualification Date, provided that any written offers are accompanied with or preceded by the most recent Offering Circular filed with the Commission.

No sales will be made to any investor before the Offering Statement has been qualified by the Commission and a final Offering Circular has been made available to that investor.

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ITEM 6.
USE OF PROCEEDS

The following table presents our projected Use of Proceeds:

	If we raise	If we raise	If we raise	If we raise
	25% of the Offering	50% of the Offering	75% of the Offering	100% of the Offering

Capital Raised	$1,250,000	2,500,000	3,750,000	5,000,000

Rent	60,000	60,000	60,000	60,000
Legal and Accounting	70,000	70,000	70,000	70,000
Marketing, Sales and Promotions	250,000	500,000	750,000	1,000,000
Information Technology and Software Development	350,000	630,000	1,000,000	1,400,000
Executive Team	75,000	200,000	225,000	300,000
Programming	175,000	450,000	705,500	993,000
Ongoing Product Development	75,000	200,000	370,000	420,000
G&A/Personnel/Operations	38,000	83,000	112,500	150,000
Transfer Agent	2,000	2,000	2,000	2,000
Edgargerization	5,000	5,000	5,000	5,000
Underwriting Discounts/Commission	125,000	250,000	375,000	500,000
Working Capital	25,000	50,000	75,000	100,000

Total	1,250,000	2,500,000	3,750,000	5,000,000

(1) The projections may change if we were able to raise all or a portion of the $5,000,000 of the Offering without a broker-dealer. The Company reserves the right to change the above use of proceeds. The above table is intended to provide an overview of the contemplated application (or use) of proceeds over time (approximately 18 months) as a function of the success of this Offering’s capital raise.

ITEM 7.

DESCRIPTION OF BUSINESS

Overview of the Company

RideBay Technologies, Inc, (the “Company”, “we” “us” or “our”) was incorporated in the State of Wyoming on June 11, 2021 and filed an Amended and Restated Certificate of Incorporation on August 31, 2021. We are a Silicon Valley based software startup company that is developing a revolutionary patented Artificial Intelligence “AI” driven application for ride sharing service industry with API integrated, ride share aggregating, car sharing/rental and peer to peer driverless technology with the ability to summon/request driverless vehicles. Specifically, our integrated API serves the car marketplace for P2P (peer to peer) rentals with price aggregating platform, similar to the services Priceline, Trivago, Kayak and Orbitz for the travel industry, while also offering consumers the ability to find rentals from privately owned vehicles and from companies such as Hertz, et. al. Our application provides consumers the ability to find and pick up Driverless Automated vehicles, integrates call connections with all autonomous vehicles built by i.e., Tesla, Nio, Lucid, Ford, and others and allows driverless vehicle owners the ability to make their self-driving vehicles available to network of users for round the clock rentals and revenue earnings when such vehicles would ordinarily be sitting idle in the garage or the office parking lot. AI powered self-driving cars have been making remarkable progress in the automobile industry, with sales expected to reach over $300 billion by 2030. According to Allied Market Research, the electric vehicle market will hit $567.3 billion by 2025 (22.3% CAGR)3.

3 See Footnote 1 supra.

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Car-sharing programs like Uber and Lyft are expected to use autonomous technologies heavily, and Amazon has been investing million exploring the possibilities in autonomous technologies for the deliveries of its over 25 million packages sent out daily.4 We are positioning ourselves to be a major player in this emerging marketplace.

Our founder, Wais Asefi, is a technology entrepreneur and founder of Textmunication Holdings, Inc., an automated messaging software company. We see an opportunity to deploy Textmunication’s established network and technology to enter the autonomous transportation industry in its infancy. RideBay intends to integrate the established marketing resources and SMS technology of Textmunication with an application that seamlessly connects users to self-driving vehicle for-hire solutions. Our goal is to transform the way transportation services and logistics are delivered with ground-breaking, eco-friendly, autonomous cars that utilize computing power, digital mapping, global positioning system (GPS), and sensor systems to provide the most reliable transit available.

RideBay Technologies, Inc. intends to initially penetrate the Los Angeles Metropolitan Area market with an industry- first exclusive hub for electric, autonomous transportation where users can access multiple platforms through its fare aggregator application for ride sharing, ride service hailing, transportation, and logistics. RideBay believes its platform will create synergies with driverless transportation networks and tech companies dedicated to delivery-based services looking to expand their offerings. We hope our technology will move ride sharing and logistics into the future, reducing the industry’s carbon footprint on the environment with all electric solutions. As a fare aggregator (like Priceline, Trivago, Kayak or Orbitz), RideBay hopes not only to provide the most efficient, responsive and responsible ride sharing, but the most affordable solution in the industry.

Early-Stage Business

We are a startup early-stage business. We were only incorporated on June 11, 2021. Our business is therefore subject to the usual vagaries of startups, including the possibility that all our projections and plans may never come to fruition and our investors may end up losing all their investments. However, although our founder has some experience in the technology space, such experience does not guarantee that we will succeed as an ongoing concern.

The Competitive Landscape

We anticipate that big tech companies, including auto hailing giants such as Uber, Lyft and driverless auto makers such as Tesla, Nio, Lucid, Ford will be able to launch platforms similar to ours. In that case, stiff competition from such well capitalized companies may drive us out of business.

Our Added Value Proposition

Our Company is an AI driven ride sharing with API integration, ride share aggregator, peer to peer driverless technology with ability to summon/request vehicles which need no drivers. In addition, our Company will compete with others in the car sharing/rental space. The ride share aggregation and peer to peer driverless technology service are two (2) additional and innovative value propositions we bring to the industry.

Sources of Revenue

We anticipate two (2) revenue streams: (1) revenue from consumer to consumer (peer to peer) rentals which will be split between the car owner/registrant and us; (2) revenue from ride share aggregation which we expect to split between us and ride-hailing companies such as Uber, Lyft, etc. We expect to enter into agreements with auto rental companies, ride-hailing companies such as Uber, Lyft, etc. and auto insurance companies. We intend to explore agreements with auto insurance companies as additional revenue source and may be required to obtain licensing to share in such auto insurance premiums.

4 See Footnote 2 supra

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Proprietary Software

We are developing a cloud-based web, iOS app and Droid application which will interface with riders; consumers who need a ride and car owners/registrants who add their cars on our platform for riders/consumers to rent. This is the basic description of our software. We expect continuous improvements to the RideBay Platform as we deploy resources in research and development.

The Company’s Team

As of the date of this Offering Circular, the Company has the following persons on its team: Wais Asefi, Director/ CEO and Co-Chief Technology Officer; Franklin Ogele, Director/President/General Counsel; Jorge L. Verar, Chief Financial Officer, Robert Boyle, Chief Operating Officer and Dhaval Shah, Co-Chief Technology Officer. Each employee herein is a part time employee and devotes no more than ten (10) hours per week respectively to the business of RideBay Technology. Wais Asefi, the Company’s founder and Co-Chief Technology Officer and Dhaval Shah have combined twenty (20) years of experience in the computer software sector. (see “Directors and Management” section). The Company expects to hire, in the year after the date of this Offering Circular, approximately four [4] additional individuals to provide general administrative, sales and marketing and research and development services.

Legal Proceedings

From time to time, the Company may be involved in legal proceedings or may be subject to other claims against it. The results of such legal proceedings and the resolution of such claims cannot be predicted with certainty; but in either case, they could have an adverse impact on the Company’s business or the development of the RideBay Platform because of defense and settlement costs, diversion of resources and other factors. The Company is not currently subject to any material claims against it, nor is it involved in any legal proceedings.

Prior Sale of Common Stock

The Company has not engaged in any prior sale of securities.

ITEM 8.

DESCRIPTION OF PROPERTY

As of the date of this Offering Circular, Wais Asefi, our founder has allowed to operate from 2064 Marazzani Drive, Martinez, CA 94553 at no cost until we raise money from this Offering. To the Company’s knowledge, all intellectual property created by or on behalf of the Company (whether by employees or third-parties) is the property of the Company via employment policies, “work-for-hire” provisions, and assignments, as applicable.

ITEM 9.

MANAGEMENT’S DISCUSSION

AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

This section regarding “Management’s Discussion and Analysis of Financial Condition and Results of Operations” includes a number of forward-looking statements that reflect the Company management’s current views with respect to future events and financial performance. You can identify these statements by forward-looking words such as “may” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. Those statements include statements regarding the intent, belief or current expectations of the Company and members of its management team as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

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Readers are urged to carefully review and consider the various disclosures made by the Company in this report and in its other reports filed with the Commission. Important factors currently known to the Company could cause actual results to differ materially from those in forward-looking statements. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or any changes in the future operating results over time. The Company believes that its assumptions are based upon reasonable data derived from and known about its business and operations. No assurances are made that actual results of operations or the results of the Company’s future activities will not differ materially from its assumptions. Factors that could cause differences include, but are not limited to, expected market demand for the Company’s services, fluctuations in pricing for materials, and competition.

Unless otherwise indicated or the context requires otherwise, the words “we,” “us,” “our”, the “Company” or “our Company” refer to RideBay Technologies, Inc.

Business Overview

RideBay Technologies, Inc, (the “Company”, “we” “us” or “our”) was incorporated in the State of Wyoming on June 11, 2021 and filed an Amended and Restated Certificate of Incorporation on August 31, 2021. We are a Silicon Valley based software startup company that is developing a revolutionary patented Artificial Intelligence “AI” driven application for ride sharing service industry with API integrated, ride share aggregating, car sharing/rental and peer to peer driverless technology with the ability to summon/request driverless vehicles. Specifically, our integrated API serves the car marketplace for P2P (peer to peer) rentals with price aggregating platform, similar to the services Priceline, Trivago, Kayak and Orbitz for the travel industry, while also offering consumers the ability to find rentals from privately owned vehicles and from companies such as Hertz, et. al. Our application provides consumers the ability to find and pick up Driverless Automated vehicles, integrates call connections with all autonomous vehicles built by i.e., Tesla, Nio, Lucid, Ford, and others and allows driverless vehicle owners the ability to make their self-driving vehicles available to network of users for round the clock rentals and revenue earnings when such vehicles would ordinarily be sitting idle in the garage or the office parking lot. AI powered self-driving cars have been making remarkable progress in the automobile industry, with sales expected to reach over $300 billion by 2030. According to Allied Market Research, the electric vehicle market will hit $567.3 billion by 2025 (22.3% CAGR)5.

Car-sharing programs like Uber and Lyft are expected to use autonomous technologies heavily, and Amazon has been investing million exploring the possibilities in autonomous technologies for the deliveries of its over 25 million packages sent out daily.6 We are positioning ourselves to be a major player in this emerging marketplace.

Our founder, Wais Asefi, is a technology entrepreneur and founder of Textmunication Holdings, Inc., an automated messaging software company. We see an opportunity to deploy Textmunication’s established network and technology to enter the autonomous transportation industry in its infancy. RideBay intends to integrate the established marketing resources and SMS technology of Textmunication with an application that seamlessly connects users to self-driving vehicle for-hire solutions. Our goal is to transform the way transportation services and logistics are delivered with ground-breaking, eco-friendly, autonomous cars that utilize computing power, digital mapping, global positioning system (GPS), and sensor systems to provide the most reliable transit available.

RideBay Technologies, Inc. intends to initially penetrate the Los Angeles Metropolitan Area market with an industry- first exclusive hub for electric, autonomous transportation where users can access multiple platforms through its fare aggregator application for ride sharing, ride service hailing, transportation, and logistics. RideBay believes its platform will create synergies with driverless transportation networks and tech companies dedicated to delivery-based services looking to expand their offerings. We hope our technology will move ride sharing and logistics into the future, reducing the industry’s carbon footprint on the environment with all electric solutions. As a fare aggregator (like Priceline, Trivago, Kayak or Orbitz), RideBay hopes not only to provide the most efficient, responsive and responsible ride sharing, but the most affordable solution in the industry.

5 See footnote 1 supra.

6 See footnote 2 supra

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Sources of Revenue

We are a startup and as such have no revenues. If and when we start operations, we expect our revenues to have two (2) revenue streams: (1) revenue from consumer to consumer (peer to peer) rentals which will be split between the car owner/registrant and us; (2) revenue from ride share aggregation which we expect to split between us and ride-hailing companies such as Uber, Lyft, etc. We expect to enter into agreements with auto rental companies, ride-hailing companies such as Uber, Lyft, etc. and auto insurance companies. We intend to explore agreements with auto insurance companies as additional revenue source and may be required to obtain licensing to share in such auto insurance premiums.

Operating Results

We were only incorporated on June 11, 2021 and have no revenues and have incurred $2,667 in expenses. Our operating expenses consist of the costs incurred in organizing the company and this offering. As a result, our net loss for the period from inception through July 31, 2021 was $2,667. Our accumulated deficit at July 31, 2021 was $2,667. We are attempting to raise money from this offering to meet our need for cash. The maximum aggregate amount of this offering will be required to fully implement our business plan. If we are unable to successfully generate revenue, we may quickly use up the proceeds from this offering and will need to find alternative sources. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash or cease operations entirely.

Liquidity and Capital Resources

As of July 31, 2021 the Company had $28,835 in cash and total liabilities of $1,502. As of July 31, 2021, we have a total expenses since inception of $2,667, related entirely to legal fees associated with this Offering. In management’s opinion, the Company’s cash position is insufficient to maintain its operations at the current level for the next 12 months. The Company hopes to raise $5,000,000 in this Offering. If we are successful at raising the maximum amount of this offering, we believe that such funds will be sufficient to fund our expenses over the next twelve months.

Although we believe our product will enjoy market appeal, there is no guarantee that we will be successful in developing and deploying our product in the market. Executing on our business plan will depend highly on the availability of funds and our ability to effectively deploy our product in the marketplace. There can be no assurance of the Company’s ability to do so or that additional capital will be available to the Company. If so, the Company’s plan of providing AI engineered service to auto hailing, ride share consumers and price aggregating platforms to user of ride share companies such as Uber, Lyft and others and in the auto rental space will be unsuccessful. The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company. If we are successful at raising capital by issuing more stock, or securities which are convertible into shares of the Company, your investment will be diluted as a result of such issuance.

We are highly dependent upon the success of this offering, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which may likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high-risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Off-Balance Sheet Arrangements

As of July 31, 2021 we did not have any off-balance sheet arrangements.

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Plan of Operations

Over the next twelve months, the Company intends to focus on completing the development and beta testing of the RideBay Platform, deploying same in the marketplace and aggressively launch digital marketing campaign of RideBay to consumers and auto hailing and ride share companies. Notwithstanding the foregoing and as we have disclosed above in this Offering Circular, we had a net loss of $2,667, and no cash flow from operations and accumulated deficit of $2,667 for the period ended July 31, 2021. These factors raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on the Company’s ability to raise additional funds and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

ITEM 10.

DIRECTORS AND MANAGEMENT

The table below lists our directors and executive officers, their ages, and the date of their first appointment to such positions. Each position is currently held with an indefinite term of office.

Name	Position	Age	Date of First Appointment
Wais Asefi	CEO/Co-CTO Officer/Director	49	June 18, 2021

Franklin Ogele	Director/ President/And Gen Counsel	66	June 18, 2021

Jorge L. Verar	Chief Financial Officer	59	June 18, 2021

Robert Boyle	Chief Operating Officer	48	June 18, 2021

Dhaval Shah	Co-Chief Technology Officer	31	July 31, 2021

Board of Directors and Officers

Wais Asefi is our founder, Director CEO and Co-Chief Technology Officer. Director since June 18, 2021. Asefi founded Textmunication Holdings, Inc. in 2009. Textmunication was an early mobile marketing company. Textmunication became a company public in 2014. In early 2018, Asefi architected the restructuring of Textmunication, eliminating convertible debt and raised additional capital. In 2018, CIOReview recognized Textmunication as a “Top 20 Digital Marketing Solutions Provider”. Asefi led the efforts to develop a new state-of-the-art mobile marketing platform named “Smart Automated Messaging” (SAM). Asefi is currently Chairman and CEO of Textmunication and holds a Bachelors’ degree in Aerospace and Aeronautical Engineering from San Jose State University, San Jose, California.

Franklin Ogele, Esq. is our President / Director and General Counsel since our incorporation on June 18, 2021. Franklin Ogele is an attorney and businessman. During the past five (5) years, Mr. Ogele has practiced law with Franklin Ogele, P.A. a securities law firm. Additionally, during and since the past five (5) years, Mr. Ogele has served as President of Phoenix Realty, Inc. and Summit Terminal LLC, both real estate companies and BlackBook Capital Inc., a former FINRA member firm. Franklin is also CEO and Director of New Africa Petroleum, Corp., a company registered with the SEC under the 1933 Act. and Director of Wall Street Acquisition Corp and Emerging Opportunities Corporation, both of which are Form 10 registered companies. Franklin is admitted to practice law in New York & New Jersey and the US Southern District Court of New York & New Jersey Federal Court.

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Jorge L. Verar, CPA is our Chief Financial Officer since June 18, 2021. Verar has served as the Managing Partner of JV CPA, a registered Certified Public Accounting firm since 2016. Concurrent with his work at JV CPA, Verar has held the following positions: 2016 through 2019, CFO of Mary Jane’s CBD Dispensary Inc., a CBD retail chain in Texas, Gorgia and North Carolina; 2017 through 2019, CFO of International Emergency and Development Aid, a United Nations funded Houston based not-for-profit catering for refugees in West Africa and 2016 through 2017, Senior Manager, Financial Reporting at Albeck Financial Services, Inc., an accounting and financial reporting firm, with offices in Houston, Texas and China. Verar has been a Certified Public Accountant since 2013 and holds a Masters’ Degree in Accounting from Strayer University, Washington, DC.

Robert Boyle is our Chief Operating Officer since June 18, 2021. Boyle is a Certified Public Accountant licensed in New Jersey and has 25 years’ experience as an entrepreneur. Boyle has spent the past five years as Managing Partner of Boyle CPA, LLC, focusing on assisting developments stage companies across industries of various sizes. Boyle has assisted on numerous initial public offerings as well as mature enterprises. Prior to founding Boyle CPA, LLC, Boyle worked at Deloitte and other professional services firms. While at Deloitte, Boyle focused on Fortune 500 companies, major government institutions and not-for-profit entities. Boyle holds a Bachelors’ degree in Accounting with a minor in Chemistry from the College of New Jersey.

Dhaval Shah is our Co-Chief Technology Officer since July 31, 2021. Since 2021, Shah has served a CEO and Director of Interactive Dynamics Software Pvt. Ltd, Pune, India. From 2014 through 2017, Shah was a Web Developer for Annual Review, Palo Alto, California and Corporate Software Services, Costa Mesa, California where he worked on various projects deploying the following technologies: JavaScript, jQuery, NodeJS, ES6, Yarn, Gulp, SASS, XSLT, Bitbucket, GA/GTM, Jira, AWS, Drupal, HTML5, CSS3, Balsamiq, Web Analytics and SEO. Shah holds a Masters’ Degree in Computer Science from California State University, Fullerton, California.

ITEM 11.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table indicates the annual compensation of each of the two executive officers or directors during the period June 18, 2021 to July 31, 2021:

Name and Principal’s Position	Period	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)

Wais Asefi Chairman / CEO	06/18/21 to 7/31/2021	-0-	-0-	-0-	-0-	-0-	-0-

Franklin Ogele Director/VP/Gen Counsel	06/18/21 to 07/31/21	-0-	-0-	-0-	-0-	-0-	-0-

Jorge L. Verar / CFO	06/18/21 to 7/31/2021	-0-	-0-	-0-	-0-	-0-	-0-

Robert Boyle / COO	06/18/21 to 7/31/2021	-0-	-0-	-0-	-0-	-0-	-0-

Dhaval Shah Co-Chief Tech Officer	06/18/21 to 7/31/2021	-0-	-0-	-0-	-0-	-0-	-0-

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ITEM 12.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth the information concerning the number of outstanding shares of our Common Stock owned beneficially as of the date of this Offering Circular by (i) all Company executive officers and directors as a group and (ii) each person who beneficially owns more than 10% of our Common Stock. All shares shown in the table as beneficially owned are owned directly by the named beneficial owner(s). The Company has no other class of voting securities.

	Amount of	Amount of
Name and Address	Beneficial	Beneficial Ownership	Percentage
of Beneficial Owner	Ownership	Acquirable	of Class

Wais Asefi	250,000	0	25
2064 Marrazzani Dr
Martinez, CA 94553

Franklin Ogele	250,000	0	25
One Gateway Center, 26th Fl
Newark, NJ 0712

Jorge Verar	250,000	0	25
825 Town and Country Lane
Suite 1200
Houston, TX 77024

Robert Boyle	250,000	0	25
331 Newman Sring Rd
Building 1, 4th Fl, Suite 143
Red Bank, NJ 07701

Total Shares	1,000,000	0	100

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A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of July 31, 2021, there were 1,000,000 shares of our common stock issued and outstanding by our officers and directors.

(2) The Company entered into Stockholder Agreement dated July 31, 2021 which provides, inter alia that all times, subject to pari passu dilution and piggy back registration rights, that the following Officers and Directors of the Company will always own the Company as follows: Wais Asefi: 35%, Franklin Ogele: 10%, Jorge L. Verar: 10%, Robert Boyle: 10% and CTO: 10%. Vesting of the relative ownership is as follows: Franklin Ogele: Franklin Ogele, one (1) year from June 10, 2021 or at the completion of this Offering whichever occurs first; for Jorge L. Verar, Robert Boyle and Dhaval Shah, vesting occurs three (3) years from July 31, 2021 or the sale of the Company whichever occurs first. See Stockholder Agreement annexed per Exhibit 3.1.

Changes in Control

There are no present arrangements or pledges of any of our securities, equity or debt, that may result in a change in our control.

Legal and Disciplinary History of Our Executive Officers and Directors

Franklin Ogele was the President of Phoenix Realty, Inc. and a Member of Summit Terminal LLC which sought Chapter 11 Bankruptcy protection in 2019 in regard to certain real estate transaction. Phoenix Realty, Inc. had provided corporate guarantee in connection with the purchase by Summit Terminal LLC of certain property in Myrtle Beach, South Carolina. Phoenix Realty, Inc. and Summit Terminal LLC, sought protection under Chapter 11 of the Bankruptcy Code to protect the equity in the property. See In Re: Phoenix Realty, Inc./ Summit Terminal LLC, United States Bankruptcy Court, District of New Jersey, See In Re Phoenix Realty, Inc., and In Re: Summit Terminal LLC Docket Nos. 19-23949 (SLM) and 19-2394, United States Bankruptcy Court, District of New Jersey, dismissed and refiled as In Re: In the Matter of Summit Terminal LLC, United States Bankruptcy Court, District of South Carolina, Docket No. 20-00093-jw. The matter was closed on March 6, 2020.

In June 2018, Mr. Ogele, in connection with his role as Chief Compliance Officer of BlackBook Capital, Inc., a former FINRA member firm, entered into an Acceptance Waiver and Consent Letter with FINRA pursuant to which Mr. Ogele was fined $5,000.00 and suspended for 45 days in any principal capacity beginning June 4, 2018 through July 18, 2018 in regard to alleged failure on the part of Mr. Ogele to properly supervise a registered stockbroker of BlackBook Capital. Mr. Ogele had withdrawn his registration as an associated person of a broker-dealer in or about June 2016, prior to the FINRA action.

With the exception of the above disclosure, during the last five years, (i) no petition under the federal bankruptcy laws or any state insolvency law has been filed by or against any Company executive officer or director, or any person nominated to become a Company director, nor has any receiver, fiscal agent or similar officer been appointed by a court for (a) the business or property of such person, (b) any partnership in which he was general partner at or within two years before the time of such filing, or (c) any corporation or business association of which he was an executive officer at or within two years before the time of such filing and (ii) neither any Company executive officer or director, nor any person nominated to become a Company director: (a) has been convicted in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding, in each case, traffic violations and minor offenses); (b) has been the subject of an entry of an order, judgment, or decree, not subsequently reversed, suspended, or vacated, by a court of competent jurisdiction, that permanently enjoined, barred, suspended, or otherwise, his involvement in any type of business, securities, commodities, or banking activities; (c) the subject of a finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission or a state securities regulator of a violation of U.S. federal or state securities or commodities trading laws, which finding or judgment has not been reversed, suspended or vacated; (d) the subject of an order by a self-regulatory organization that permanently or temporarily barred, suspended, or otherwise limit his/their involvement in any type of business or securities activities; or (e) a disqualified person under Rule 262, Rule 505(b)(2)(iii), and Rule 506(d)(2)(ii) under the Securities Act.

The rest of our officers and director do not have any disclosable matters.

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ITEM 13.

INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS.

Wais Asefi, Franklin Ogele, Jorge Verar and Robert Boyle each purchased 250,000 shares of common stock at $0.001 for a total of $1,000 for 1,000,000 shares of common stock. In addition, Wais Asefi, Franklin Ogele, Jorge Verar and Robert Boyle, collectively contributed an additional $29,000 as additional paid in capital in excess of par to capitalize the Company. Other than as disclosed herein, there are no other disclosable information relating to Interest of Management in Certain Transactions.

ITEM 14.

SECURITIES BEING OFFERED

GENERAL

Our Amended Certificate of Incorporation provides for authorized shares of 100,000,000 common stock, $0.001 par value and 10,000,000 Preferred Stock at $0.001 par value. As of July 31, 2021 there were 1,000,000 shares of common stock issued and outstanding collectively held by Wais Asefi, Franklin Ogele, Jorge Verar at 250,000 common shares each; no shares of preferred stock issued and outstanding. See “Security Ownership of Certain Beneficial Owners and Management”.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock are (i) currently entitled to cast one vote for each share held at all shareholders’ meetings for all purposes; (ii) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (iii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iv) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (vi) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Amended and Restated Articles of Incorporation, Bylaws and the applicable statutes of the State of Wyoming for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We have not issued any preferred stock. However, our Amended and Restated Certificate of Incorporation provides our Board of Directors shall have the power to authorize the issuance of shares of Preferred Stock in series; to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each such series of Preferred Stock shall include, but not be limited to, determination of the following: A. the number of shares constituting that series and the distinctive designation, if any, of that series; B. the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on share of that series; C. whether that series shall have voting rights, in addition to the voting rights provided by Wyoming law, and, if so, the terms of such voting rights; D. whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine; E. whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; F. whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund; G. the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and H. any other relative rights, preferences and limitations of that series.

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WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

 DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Shares Eligible for Future Sale

Wais Asefi, Franklin Ogele, Jorge L. Verar and Robert Boyle each, was issued 250,000 shares of common stock for an aggregate 1,000,000 shares, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation.

Rule 701 Inapplicable

In general, under Rule 701 under the Securities Act, any of our employees, directors, consultants, or advisors who purchases Shares from us in connection with a qualified compensatory stock or option plan or other written agreement and in compliance with Rule 701 is eligible to resell those Shares, in reliance on Rule 144, ninety (90) days after the Qualification Date, but without compliance with Rule 144’s various conditions, including compliance with specified holding periods. The Company has not adopted any such plan, and no such adoption is expected as of the date of this Offering Circular.

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Lock-up and Market Stand-Off Agreements

There are no lock-up or market stand-off agreements currently in effect with respect to the Common Stock.

PENNY STOCK REGULATIONS

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Limitations on liability of our Directors and Officers

Sections 17-16-856 and 17-16-831 of the Wyoming Business Corporations Act “WBCA” provides certain limitations to our officers and directors liability to shareholders lawsuit. However, regardless of the provisions of the WBCA, such provisions do not preclude the exclusive jurisdiction of the federal courts over all suits brought to enforce any duty or liability created by the Exchange Act of 1934 or the rules and regulations thereunder, nor the concurrent jurisdiction of federal and state courts over all such matters under Section 22 of the Securities Act of 1933.

INTERESTS OF NAMED EXPERTS AND COUNSEL

With the exception of Franklin Ogele, Esq., a named expert in this Offering Circular, no expert or counsel named in this offering circular as having prepared or certified any part of this circular or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with RideBay Technologies, Inc. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Victor Mokuolu, CPA PLLC, our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Victor Mokuolu, CPA, PLLC, has presented its report with respect to our audited financial statements. Such financial statements are included in this prospectus in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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LEGAL MATTERS

Franklin Ogele, Esq. has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC an Offering Circular pursuant to Regulation A, Tier 2 for the securities offered herein. For future information about us and the securities offered under this prospectus, you may refer to this Offering Circular and to the exhibits filed as a part of the Circular. In addition, after the qualification date of this Circular, we will be required to file annual reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

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Report of Independent Registered Public Accounting Firm

To the Shareholders,

RideBay Technologies, Inc.

Opinion on the Financial Statements

We have audited the accompanying Balance Sheet of RideBay Technologies, Inc. (the “Company”) as of July 31, 2021, the related statements of operations, changes in stockholders’ equity, and cash flows, for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of RideBay Technologies, Inc. as of July 31, 2021, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the RideBay Technologies, Inc.’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company is newly established, has sustained operating losses since its inception, has yet to establish any sources of revenue sufficient to sustain its current operations, and currently sustained only by capital from shareholders. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Victor Mokuolu, CPA PLLC
Victor Mokuolu, CPA PLLC

The fiscal year 2020 is our first year as RideBay Technologies, Inc.’s auditor.

Houston, Texas

August 16, 2021

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RideBay Technologies, Inc.
Balance Sheet
July 31, 2021

ASSETS

Current Assets
Cash and cash equivalents	$28,835
Total current assets	28,835

Total assets	$28,835

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable and accrued expenses	$1,300
Advance from related party	202
Total current liabilities	1,502

Total liabilities	1,502

Stockholders’ Equity
Preferred stock, $0.001 par value; 10,0000,000 shares authorized none issued and outstanding	—
Common stock, $0.001 par value; 100,0000,000 shares authorized 1,000,000 issued and outstanding	1,000
Additional paid-in capital	29,000
Accumulated deficit	(2,667)
Total stockholders’ equity	27,333

Total liabilities and stockholders’ equity	$28,835

See accompanying notes to financial statements.

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RideBay Technologies, Inc.
Statement of Operations
For the Period of June 11, 2021 (Inception) to July 31, 2021

Revenues	$—
Cost of revenues	—
Gross profit	—

Operating expenses
Selling, general and administrative	2,667
Total operating expenses	2,667

Operating loss	(2,667)

Other income (expense)	—

Loss before income taxes	(2,667)

Income tax expense	—

Net loss	$(2,667)

Loss per share- basis and dilutes	$(0.00)

Weighted average shares outstanding	1,000,000

See accompanying notes to financial statements.

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RideBay Technologies, Inc.
Statement of Changes in Stockholders’ Equity
For the Period of June 11, 2021 (Inception) to July 31, 2021

					Additional
	Preferred stock		Common stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance, June 11, 2021 (inception)	—	$—	—	$—	$—	$—	$—

Common stock issued for cash	—	—	1,000,000	1,000	29,000	—	30,000

Net loss	—	—	—	—	—	(2,667)	(2,667)

Balance, July 31, 2021	—	$—	1,000,000	$1,000	$29,000	$(2,667)	$27,333

See accompanying notes to financial statements.

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RideBay Technologies,
Inc. Statement of Cash Flows
For the Period of June 11, 2021 (Inception) to July 31, 2021

Cash flows from operating activities:
Net loss	$(2,667)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:

Accounts payable and accrued expenses	1,300
Net cash provided by (used in) operating activities	(1,367)

Cash flows from investing activities:	—

Cash flows from financing activities:
Common shares issued for cash	30,000
Advance from related party	202
Net cash provided by (used in) financing activities	30,202

Net increase in cash and cash equivalents	28,835
Cash and cash equivalents, beginning of period	—
Cash and cash equivalents, end of period	$28,835

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Cash paid for interest	$—

Cash paid for taxes	$—

See accompanying notes to financial statements.

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RIDEBAY TECHNOLOGIES, INC.

Notes to the Financial Statements

For the period June 11, 2021 (Inception) to July 31, 2021

Note 1 – Organization and Description of Business

RideBay Technologies, Inc. (“the Company”) was incorporated in the State of Wyoming on June 11, 2021. The Company is software startup company that is currently developing a revolutionary patented Artificial Intelligence (“AI”) driven application ride sharing service - ride share aggregation, car sharing/rental, and peer-to-peer (“P2P”) driverless vehicles sharing/rental.

The Company’s integrated API (Application Programming Interface) will serve the car marketplace for P2P rentals with a price aggregating platform, similar to the services for the travel industry, while also offering consumers the ability to find rentals from privately owned vehicles and from car rental companies.

The Company’s application will provide consumers the ability to find and pick up Driverless Automated vehicles, integrating call connections with all autonomous vehicles and allow driverless vehicle owners the ability to make their self-driving vehicles available to network of users for revenue earnings.

The Company has elected July 31 as its year end.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates on historical experience, known or expected trends and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (i) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

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●	Level 1 inputs are quoted (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

●	Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for asset or liability, either directly or indirectly.

●	Level 3 inputs are unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of July 31, 2021. The respective carrying value of certain on- balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include cash and cash equivalents, accounts payable and accrued liabilities, and advances from related parties.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. The Company maintains its cash balances with a high-credit-quality financial institution.

Income Taxes

The Company accounts for income taxes under ASC 740, Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Tax benefits related to uncertain tax positions are recognized when it is more likely than not that a tax position will be sustained during an audit. Interest and penalties, if any, related to unrecognized tax benefits are included within the provision for income tax.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions. Parties are considered to be related to the Company if the parties directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal stockholders of the Company, its management, members of the immediate families of principal stockholders of the Company and its management and other parties with which the Company may deal where one-party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions shall be recorded at fair value of the goods or services exchanged. Property purchased from a related party is recorded at the cost to the related party and any payment to or on behalf of the related party in excess of the cost is reflected as compensation or distribution to related parties depending on the transaction.

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Revenue Recognition

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). ASU 2014-09 outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The guidance provided in ASC Topic 606 (“ASC 606”) requires entities to use a five-step model to recognize revenue by allocating the consideration from contracts to performance obligations on a relative standalone selling price basis. The Company has no revenues to date.

Share-Based Compensation

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and employees in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non- Employees.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The Company has not issued any stock for compensation or services to date.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

The Company does not have any potentially dilutive instruments as of July 31, 2021.

Emerging Growth Company Status

The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (JOBS Act). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (a) is no longer an emerging growth company or (b) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

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Recent Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for the twelve-month period following the date of these financial statements. The Company is newly established, has sustained operating losses since its inception and has yet to establish any sources of revenue sufficient to sustain its current operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management plans are to raise funds in equity financing to fund operating expenses. However, there can be no assurance that management will be successful in executing its plan.

NOTE 4 – INCOME TAXES

The company operates in the United States; accordingly, federal and state income taxes have been provided based upon the tax laws and rates of the United States deferred taxes are determined based on the temporary differences between the financial statement and income tax bases of assets and liabilities as measured by the enacted tax rates, which will be in effect when these differences reverse.

The Company is subject to United States income taxes at a rate of 21%. The reconciliation of the provision for income taxes at the United States statutory rate compared to the Company’s income tax expense as reported is as follows:

For the period from June 11, 2021 inception) to July 31, 2021
Income tax expense (benefit) at statutory tax rate	$(560)
Change in valuation allowance	560
Income tax expense (benefit)	$—

The following tables set forth the components of deferred income taxes as of July 31, 2021:

Deferred tax assets:
Net operating loss carryforwards	$560
Less: valuation allowance	(560)
Total deferred tax asset	$—

As of July 31, 2021, the Company had federal, state, and local net operating loss carryforwards of $2,667 that are available to offset future liabilities for income taxes. The Company has generally established a valuation allowance against these carryforwards based on an assessment that it is more likely than not that these benefits will not be realized in future years.

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The Company is currently not subject to examination in federal, state, and local jurisdictions in which the Company conducts its operations and files tax returns.

The Company has made its assessment of the level of tax authority for each tax position (including the potential application of interest and penalties) based on the technical merits and determined that no unrecognized tax benefits associated with the tax positions exist.

NOTE 5 – RELATED PARTY TRANSACTIONS

The Company has received advances of $202 from shareholders to pay operating expenses. These advances are non-interest bearing and payable upon demand.

NOTE 6 – STOCKHOLDERS’ EQUITY

Preferred Stock

The Company has authorized 10,000,000 of preferred stock with a par value of $0.001. At July 31, 2021, there were no shares of preferred stock issued and outstanding.

Common Stock

The Company has authorized 100,000,000 of common stock with a par value of $0.001. At July 31, 2021, there were 1,000,000 shares of common stock issued and outstanding.

During the period June 11, 2021 (inception) to July 31, 2021, the Company issued 1,000,000 at $0.03 to founders of the Company for $30,000.

NOTE 7 – SUBSEQUENT EVENTS

In accordance with FASB ASC 855-10, Subsequent Events, the Company has analyzed its operations subsequent to July 31, 2021 to the date these financial statements were issued and has determined that it does not have any material subsequent events to disclose in these consolidated financial statements.

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PART III

INDEX OF EXHIBITS

EXHIBIT NO	DESCRIPTION

2.1	Original and Amended Certificate of Incorporation
2.2	Bylaws of the Corporation
3.1	Stockholders Agreement
10.1	Form of Subscription Agreement
11.1	Consent of PCOAB Firm of Victor Mokuolu, CPA PLLC
12.1	Legal Opinion of Franklin Ogele, P.A.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Martinez, State of California of this August 31, 2021

RideBay Technologies, Inc.

By:	/s/ Wais Asefi
Name:	Wais Asefi
Title:	Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, as amended, this Offering Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Jorge L. Verar	CFO and	August 31, 2021
Jorge L. Verar	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

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